UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K




                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event report) November 23, 1999


                           FARMLAND INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)



       Kansas              2-60372                 44-0209330
     (State of         (Commission File         (I.R.S. Employer
   Incorporation)          Number)             Identification No.)



         3315 North Oak Trafficway
           Kansas City, Missouri                           64116-0005
  (Address of principal executive offices)                 (Zip Code)



                                  816-459-6000
              (Registrant's telephone number, including area code)



                                  Not Changed
         (Former name or former address, if changed since last report)



ITEM 5      OTHER EVENTS

             FARMLAND CENEX HARVEST STATES UNIFICATION VOTE RESULTS

On September 22, 1999, the Boards of Directors of Farmland Industries Inc., Kansas City, Mo., and Cenex Harvest States Cooperatives, St. Paul, Minn., approved a plan of unification. Special meetings of shareholders of Farmland and Cenex Harvest States Cooperatives were held on November 23, 1999, to consider and to finalize the vote on the proposal.

To approve the combination, Farmland required an affirmative vote of either a majority of all eligible votes or two-thirds of the votes cast at their special shareholders meeting. Farmland's members approved the combination.

To approve the combination, Cenex Harvest States required an affirmative vote of two-thirds of the votes cast at their special shareholders meeting. Cenex Harvest States members cast did not cast sufficient affirmative votes to consummate the agreement.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

November 24, 1999                FARMLAND INDUSTRIES, INC.
         (Date)                         (Registrant)


                      By:          /s/  TERRY M. CAMPBELL

                                     Terry M. Campbell
                                  Executive Vice President
                                  and Chief Financial Officer